Exhibit 32 (a)

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE

I, Trevor Fetter, in my capacity as Chief Executive Officer of Tenet Healthcare Corporation, certify that (i) the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 (the “Form 10-Q”), filed with the Securities and Exchange Commission on November 10, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Tenet Healthcare Corporation and its subsidiaries.

/s/ Trevor Fetter
Trevor Fetter

November 10, 2003

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Form 10-Q or as a separate disclosure document.